Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement No. 33-98506 of First Defiance Financial Corp. on Form S-8 of our report dated August 20, 1998 on the financial statements of The Leader Mortgage Company for the year ended September 30, 1997, appearing in the Report on Form 8-K/A dated July 1, 1998 of First Defiance Financial Corp.





         /s/DELOITTE & TOUCHE LLP
         ------------------------
         DELOITTE & TOUCHE LLP
         Cleveland, Ohio


         September 22, 1998